SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (date of earliest event reported): January 12, 2001


                            MEXCO ENERGY CORPORATION

             (Exact name of registrant as specified in its Charter)



   Colorado                         0-6694                        84-0627918
(State or other                (Commission File               (I.R.S. Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



                 214 W. Texas, Suite 1101, Midland, Texas 79701

               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code: 915-682-1119

ITEM 5.  OTHER EVENTS

     The Company has a revolving credit agreement with Bank of America, N.A. ("Bank"), which provides for a credit facility of $3,000,000, subject to a borrowing base determination. This agreement prohibits, without prior written consent, the use of assets for the purchase, redemption or retirement of shares of the Company's own stock. The Bank has given the Company written permission to repurchase up to 25,000 shares of its common stock for the fiscal year ended March 31, 2001, and the Board of Directors of the Company has authorized the President and Treasurer of the Company, or such officers as they designate, to repurchase shares from time to time as stock prices are deemed favorable.

     On January 12, 2001 the Company acquired, in a private transaction, 1,906 shares of its common stock at $7.00 per share, and subsequently retired those shares.

     In 2000, Catherine B. Taylor, a former principal shareholder of the Company made gifts to five charitable organizations of substantially all of her stock in the Company.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Mexco Energy Corporation

                                  Registrant



                                  /s/    Nicholas C. Taylor
                                         Nicholas C. Taylor, President


Dated:  March 9, 2001

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